UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

October 25, 2023
Date of Report (Date of earliest event reported)
Arch Capital Group Ltd.
(Exact name of registrant as specified in its charter)

Bermuda	001-16209	98-0374481
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Waterloo House, Ground Floor, 100 Pitts Bay Road, Pembroke HM 08, Bermuda
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:
(441) 278-9250

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading Symbol (s)	Name of each exchange on which registered
Common shares, $0.0011 par value per share	ACGL	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 5.45% Series F preferred share	ACGLO	NASDAQ	Stock Market
Depositary shares, each representing a 1/1,000th interest in a 4.55% Series G preferred share	ACGLN	NASDAQ	Stock Market
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

    Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01          Entry into a Material Definitive Agreement.
On October 25, 2023, Arch Reinsurance Ltd. (“ArchRe”), a wholly-owned subsidiary of Arch Capital Group, Ltd. (“Arch”), entered into Amendment No. 3 and Joinder to Letter of Credit Facility Agreement ( “Amendment No. 3”), as the borrower with Lloyds Bank Corporate Markets plc (“Lloyds”), as Administrative Agent and L/C Agent, which amends the Letter of Credit Facility Agreement, dated as of November 3, 2020, as amended by Amendment No. 1 to Letter of Credit Facility Agreement dated as of October 29, 2021 and as further amended by Amendment No. 2 and Joinder to Letter of Credit Facility Agreement dated as of October 27, 2022 (the “ Existing L/C Agreement”).
The Existing L/C Agreement, as amended by Amendment No. 3 (the “Amended L/C Agreement”), provides for a $530 million facility for letters of credit in respect of Funds at Lloyds (the “FAL L/C Facility”). The FAL L/C Facility will be used to support the reinsurance obligations of certain subsidiaries of Arch. As of October 25, 2023 $530 million face amount of letters of credit had been issued under the FAL L/C Facility.
The commitments of the lenders to issue letters of credit under the Amended L/C Agreement will expire on May 31, 2024.
The Amended L/C Agreement contains customary representations and warranties, conditions to credit extensions, affirmative and negative covenants, and events of default. ArchRe is required to maintain a financial strength rating of at least “B++” by A.M. Best Company, Inc. or “BBB+” from Standard & Poor's Financial Services LLC. In addition, ArchRe may not permit Arch to exceed a maximum leverage ratio, and ArchRe is required to comply with a minimum consolidated tangible net worth covenant.
The foregoing is a summary of certain terms of the Amended L/C Agreement, does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended L/C Agreement attached as an exhibit to Amendment No. 3, a copy of which is attached as Exhibit 10.1 to this Current Report and is incorporated herein by reference.
ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
The information set forth in Item 1.01 of this Current Report is incorporated herein by reference.

ITEM 9.01    Financial Statements and Exhibits.

(d):     The following exhibits are being filed herewith.

EXHIBIT NO.	DESCRIPTION
10.1 (1)
Amendment No. 3 and Joinder to Letter of Credit Facility Agreement, dated as of October 25, 2023, by and between Arch Reinsurance Ltd., as the borrower and Lloyds Bank Corporate Markets plc, as the Administrative Agent and L/C Agent.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

(1) Portions of this exhibit have been omitted pursuant to Item 601(b)(10) of Regulation S-K. Additionally, certain schedules have been omitted pursuant to Item 601(b)(10) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ARCH CAPITAL GROUP LTD.

Date: October 30, 2023	By:	/s/ François Morin
		Name:	François Morin
		Title:	Executive Vice President, Chief Financial Officer and Treasurer

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